UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2015

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2015, SEACOR Marine Holdings Inc., (“SEACOR Marine”), a wholly-owned subsidiary of SEACOR Holdings Inc. (“SEACOR Holdings”), entered into a note purchase agreement (the “Note Purchase Agreement”) with the purchasers named therein (collectively, the “Purchasers”), under which SEACOR Marine will issue $175.0 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2022 (the “Notes”) on the morning of December 1, 2015. In connection with the Note Purchase Agreement, SEACOR Holdings entered into an exchange agreement, dated November 30, 2015, (the “Exchange Agreement”) with SEACOR Marine and the Purchasers, pursuant to which, under limited circumstances, the Notes may be exchanged for shares of SEACOR Holdings common stock. In addition, SEACOR Marine agreed to provide registration rights to the Purchasers pursuant to a registration rights agreement with the Purchasers (the “SEACOR Marine Registration Rights Agreement”) and SEACOR Holdings agreed to provide registration rights to the Purchasers pursuant to a registration rights agreement with the Purchasers (the “SEACOR Holdings Registration Rights Agreement”). In connection with the issuance and sale of the Notes, SEACOR Holdings also entered into an investment agreement (the “Investment Agreement”) by and among SEACOR Holdings, SEACOR Marine and the Purchasers, which will govern the rights and obligations of SEACOR Holdings, SEACOR Marine and the Purchasers, prior to, at the time of, and after a contemplated spin-off of SEACOR Marine from SEACOR Holdings (the “Spin-Off,” and the date of the Spin-Off, the “Spin-Off Date”).
The Notes, the Note Purchase Agreement and the SEACOR Marine Registration Rights Agreement
The Notes will mature on December 1, 2022. The Notes will bear interest at a rate of 3.75% per annum from December 1, 2015. Interest will be payable semi-annually in arrears on December 15 and June 15 of each year, beginning June 15, 2016.
Holders may convert their Notes into shares of SEACOR Marine common stock at their option at any time after the Spin-Off, and prior to the close of business on the second business day immediately preceding the maturity date. Upon conversion, SEACOR Marine will satisfy its conversion obligation by delivering shares of SEACOR Marine common stock or, under certain circumstances, warrants to purchase shares of SEACOR Marine common stock, based on the applicable conversion rate at such time. The initial conversion rate of the Notes will be 23.26 shares of SEACOR Marine common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $43 per share of SEACOR Marine common stock, subject to customary anti-dilution adjustments.
The Notes will be redeemable at SEACOR Marine’s option (i) prior to the Spin-Off Date, upon any occurrence of a fundamental change at either SEACOR Marine or SEACOR Holdings and (ii) on or after the Spin-Off Date, if the daily volume-weighted average price of SEACOR Marine common stock has been at least 150% of the applicable conversion price for at least 20 consecutive trading days, as further described in the Note Purchase Agreement. The redemption price for Notes redeemed in connection with a fundamental change will equal the greater of (i) 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date and (ii) an amount of cash equal to the fair market value of the consideration the holder would have received in the fundamental change had it converted all of its Notes into SEACOR Marine or SEACOR Holdings common stock, as applicable, immediately prior to consummation of the fundamental change. The redemption price for the Notes redeemed on or after the Spin-Off Date will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date. No sinking fund will be provided for the Notes and the Notes will not be subject to defeasance.
If, following the Spin-Off, SEACOR Marine undergoes a fundamental change, the holders of the Notes will have the right, at their option, to require SEACOR Marine to purchase all, or any portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to but excluding the fundamental change repurchase date. The holders of the Notes will also have the right, at their option, to require SEACOR Marine to purchase all or any portion of their Notes for cash on December 1, 2017, the second anniversary following the issuance of the Notes, if the Spin-Off has not been consummated at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to but excluding the specified repurchase date.

The Note Purchase Agreement contains customary representations and warranties, events of default and covenants for offerings of this type. The Note Purchase Agreement also provides Carlyle (as defined in the Note Purchase Agreement) with certain rights to observe SEACOR Marine board meetings. This board observation right terminates at the time Carlyle owns less than the lesser of $50.0 million in aggregate principal amount of Notes or a combination of Notes and Common Stock representing 5% of Common Stock outstanding on a fully diluted basis, assuming the conversion of all such Notes held by Carlyle.
The Notes and shares of SEACOR Marine common stock and warrants to purchase shares of SEACOR Marine common stock, each issuable upon conversion of the Notes, will be entitled to customary registration rights pursuant to the SEACOR Marine Registration Rights Agreement. To the extent that SEACOR Marine does not fulfill certain of its obligations under the SEACOR Marine Registration Rights Agreement, additional interest will accrue on the Notes initially at a rate of 0.25% per annum, and may increase to a rate not to exceed 0.50% per annum.
The Notes and shares of SEACOR Marine common stock and warrants to purchase shares of SEACOR Marine common stock, each issuable in certain circumstances upon the conversion of the Notes, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Exchange Agreement and the SEACOR Holdings Registration Rights Agreement
Under the Exchange Agreement, holders may exchange their Notes for shares of SEACOR Holdings common stock at their option at any time after the earlier of (i) the date that is the second anniversary of the issuance of the Notes if, and only if, the Spin-Off has not been consummated as of such date and (ii) the date on which SEACOR Marine represents in excess of 75% of the consolidated book value of SEACOR Holdings’ assets. Further, prior to the Spin-Off Date, if SEACOR Marine calls any of the Notes for optional redemption, holders will have the option to exchange their Notes being called for redemption for SEACOR Holdings common stock. The holders’ right to exchange their Notes for shares of SEACOR Holdings common stock terminates upon consummation of the Spin-Off, unless the holders are exchanging their Notes as part of an optional redemption and SEACOR Marine defaults in its obligation to pay the redemption price.
SEACOR Holdings will satisfy its exchange obligation by delivering shares of SEACOR Holdings common stock or, under certain circumstances, warrants to purchase shares of SEACOR Holdings common stock, based on the applicable exchange rate at such time. If Notes are exchanged for shares of SEACOR Holdings common stock, SEACOR Marine’s obligations under such Notes will be satisfied.
The initial exchange rate of the Notes will be 12.82 shares of SEACOR Holdings common stock per $1,000 principal amount of Notes, equivalent to an initial exchange price of approximately $78 per share of SEACOR Holdings common stock, subject to customary anti-dilution adjustments.
The Exchange Agreement contains customary representations and warranties and covenants for offerings of this type.
The shares of SEACOR Holdings common stock issuable upon conversion of the Notes will be subject to customary registration rights pursuant to the SEACOR Holdings Registration Rights Agreement.
The shares of SEACOR Holdings common stock and warrants to purchase shares of SEACOR Holdings common stock, each issuable in certain circumstances upon the exchange of the Notes, will not be registered under the Securities Act. To the extent that SEACOR Holdings does not fulfill certain of its obligations under the SEACOR Holdings Registration Rights Agreement, additional interest will accrue on the Notes initially at a rate of 0.25% per annum, and may increase to a rate not to exceed 0.50% per annum.
The Investment Agreement
The Investment Agreement will govern the rights and obligations of SEACOR Holdings, SEACOR Marine and the Purchasers prior to, at the time of, and after the Spin-Off, including, among other things, provisions concerning the settlement of intercompany accounts, certain related party transactions and permitted uses of the Note proceeds.
The Investment Agreement also provides a framework for the relationship between SEACOR Holdings and SEACOR Marine after the Spin-Off by attaching as exhibits thereto the principal terms of agreements (including a distribution agreement, a transition services agreement, a tax matters agreement and an employee matters agreement) between SEACOR Holdings and SEACOR Marine, which will be finalized prior to the Spin-Off. These agreements will provide for the allocation of SEACOR Holdings and SEACOR Marine’s assets, employees, liabilities and obligations (including offshore marine equipment, employee benefits, and tax-related assets and liabilities) attributable to periods prior to, at and following the Spin-off.
The Investment Agreement will grant the Purchasers the right to purchase their pro rata share on an as-converted basis of any future equity offerings by SEACOR Marine prior to the Spin-Off.
If during the term of the Investment Agreement SEACOR Marine represents in excess of 75% of the consolidated book value of the assets of SEACOR Holdings, the Purchasers will be entitled to designate one board observer to the Board of Directors of SEACOR Holdings until such time as the Purchasers and their affiliates hold less than the lesser of (i) $50.0 million in aggregate principal amount of Notes and (ii) Notes and common stock of SEACOR Holdings representing 5% of common stock outstanding, assuming the conversion of all such Notes held by the Purchase and its affiliates.
The Investment Agreement will terminate upon the earlier to occur of (i) the sale or other disposition of the Company prior to the Company Spin-Off as a result of which the Company ceases to be a subsidiary of SEACOR Holdings, (ii) the exchange by the Purchasers of 50% or more in principal amount of the Notes for common stock of SEACOR Holdings and (iii) the first time the Purchasers and their affiliates hold less than the lesser of (X) $50.0 million in aggregate principal amount of Notes and (Y) Notes and common stock of the SEACOR Holdings representing 5% of common stock outstanding, assuming the conversion of all such Notes held by the Purchaser and its affiliates.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated November 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

November 30, 2015	By:	/s/ Bruce Weins

Name: Bruce Weins
Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated November 30, 2015.